UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2014

IXIA

(Exact name of registrant as specified in its charter)

California	000-31523	95-4635982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26601 W. Agoura Road, Calabasas, California	91302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 818.871.1800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 2, 2014, Ixia (the “Company”) received a letter (the “Nasdaq Letter”) from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“Nasdaq”) stating that unless the Company requests on or before May 9, 2014 a hearing before a Nasdaq Listing Qualifications Panel (a “Hearings Panel”), the Company’s Common Stock will be subject to delisting due to the Company’s non-compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”). The Rule requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the “SEC”). The Company is not in compliance with the Rule because of its delay in filing with the SEC its Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 and its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (together, the “Reports”).

The Company plans to timely request a hearing before a Hearings Panel. The hearing request will automatically stay the delisting of the Company’s Common Stock and the suspension of trading of the Company’s common stock on the Nasdaq Global Select Market for a period of 15 days after the deadline for the hearing request (i.e., through May 24, 2014). The Company plans in its hearing request to also request that delisting be stayed beyond the 15-day period until such time as the hearing has been held and the Hearings Panel has made its decision. At the hearing, the Company plans to present an updated plan to regain compliance with the Rule.

On May 6, 2014, the Company issued a press release announcing its receipt of the Nasdaq Letter. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K (this “Form 8-K”).

Item 8.01	Other Events

Indenture

The Company has outstanding 3.00% Convertible Senior Notes due December 15, 2015 in the aggregate principal amount of $200 million (the “Notes”). The Notes were issued under an Indenture dated as of December 7, 2010 (the “Indenture”) between Wells Fargo Bank, National Association, as Trustee (the “Trustee”), and the Company. Under the Indenture, the Company is required to file with the Trustee such information, documents or reports as are required to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, within 15 days after the same are required to be filed with the SEC. The Company is currently in default of its obligation to file with the Trustee within 15 days after their prescribed due dates the Reports and a Current Report on Form 8-K/A (the “Form 8-K/A”) that will amend the Company’s Current Report on Form 8-K that was filed with the SEC on December 6, 2013 in connection with the Company’s acquisition of Net Optics, Inc. (“Net Optics”) on December 5, 2013. The Form 8-K/A will include certain historical financial statements of Net Optics and certain pro forma financial information for the Company and Net Optics.

On May 1, 2014, the Trustee gave the Company notice of, and directed the Company to cure, the defaults that exist under the Indenture as a result of the Company’s delay in filing the Reports and the Form 8-K/A. If the Company does not file the Reports and the Form 8-K/A with the Trustee within 60 days after May 1, 2014 (i.e., on or before June 30, 2014), and unless a waiver is obtained from the holders of more than 50% in aggregate principal amount of the Notes, an “Event of Default” will occur. Upon any such Event of Default, the Company may, and intends to, elect that for the first 180 days thereafter (or such lesser amount of time during which the Event of Default continues), the sole remedy be the payment to the holders of the Notes of additional interest at an annual rate equal to 0.50% of the aggregate principal amount of the Notes. If the Company makes such an election and the Event of Default is not cured within 180 days, or if the Company does not make such an election when the Event of Default first occurs, the Trustee or the holders of at least 25% in aggregate principal amount of the Notes may declare the principal amount of the Notes to be due and payable immediately.

Under the Indenture, if the Company’s Common Stock were to cease to be listed on the Nasdaq Global Select Market, then any holder of Notes could require the Company to repurchase the holder’s Notes in accordance with the terms of the Indenture on a day that is not less than 20 nor more than 45 business days after the delisting event. See Item 3.01 of this Form 8-K for information regarding the Company’s receipt of a letter from Nasdaq concerning the potential delisting of the Company’s Common Stock.

Credit Agreement

The Company and certain of its subsidiaries as guarantors are parties to a Credit Agreement dated as of December 21, 2012, as amended, with Bank of America, N.A. as administrative agent, swingline lender and letter of credit issuer (the “Administrative Agent”), and with the other lenders from time to time party thereto (the “Credit Agreement”). Events of default under the Credit Agreement would occur in the event of, among other events, (i) an Event of Default, or acceleration due to delisting, under the Indenture or (ii) absent continuing waivers, the Company’s failure to deliver to the Administrative Agent its audited financial statements for the fiscal year ended December 31, 2013. Upon the occurrence of any such event of default under the Credit Agreement, the Company would be blocked from borrowing and obtaining letters of credit under the credit facility provided under the Credit Agreement. The Administrative Agent would also have the right (with the consent of a majority of the lenders based on total credit exposure) or obligation (at the request of such a majority of the lenders) to terminate the Credit Agreement, accelerate any amounts due thereunder and exercise all other available remedies. As of the date of filing of this Form 8-K, no amounts are outstanding under the Credit Agreement.

FORWARD-LOOKING STATEMENTS

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the Company’s plan to request a hearing before a Hearings Panel and an extended stay of delisting pending the decision of the Hearings Panel; consequences of certain events under the Indenture or the Credit Agreement; and, in the event of an Event of Default under the Indenture, the Company’s intention to elect to pay additional interest as a sole remedy for up to 180 days. In some cases, such forward-looking statements can be identified by terms such as may, will, should, expect, plan, believe, estimate, predict, or the like. Such forward-looking statements reflect the current intent, belief, and expectations of our management and are subject to risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could cause the actual results to differ materially from the results predicted include, among others, the Company’s ability to timely request a hearing and an extended stay of delisting; whether the Company will be in a position to submit to a Hearings Panel a satisfactory plan to regain compliance with the Rule; whether any waivers might be available under the Indenture or Credit Agreement; and whether the Company effectively elects to pay additional interest as a sole remedy upon an Event of Default under the Indenture. Factors that may cause future results to differ materially from the company’s current expectations also include those identified in the company’s Annual Report on Form 10-K for the year ended December 31, 2012 and in its other filings with the SEC. The company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated May 6, 2014 of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ixia

Dated: May 6, 2014	By:	/s/ Brent Novak
Brent Novak
Acting Chief Financial Officer and Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 6, 2014 of the Company

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